UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2007


                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)


          New York                    0-4186                  13-1948169
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File No.)            Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01   Entry into a Material Definitive Agreement

         On June 22, 2007, the Board of Directors of the Company, consisting of Theodore B. Shapiro, Stephen A. Schulman, M.D., Edward D. Bright and Robert L. Blessey (the "Former Directors") held a Special Meeting of the Company's Board of Directors in order to address certain management issues bearing upon the Company's need to raise additional capital. The Former Directors had been informed that the placement agent for the last sale of the Company's securities indicated a willingness to assist the Company in raising additional capital, provided that certain changes in the management of the Company were implemented. The placement agent, among other things, recommended that the Company engage the services of Ron Lipstein as the Company's President and Chief Executive Officer, and a member of its Board of Directors. In that regard, it was also suggested that a designee of the placement agent, and another outside director, be appointed to the Board to replace the Former Directors.

         As part of the proposed management restructuring of the Company, Ron Lipstein submitted a proposal to the Company with respect to the terms of his proposed employment as the Company's President and Chief Executive Officer (the "Lipstein Employment Proposal"), which proposal included, among other things:

         (a) Prior to the Company receiving the proceeds of any future sale of its securities with gross proceeds of not less than $2,500,000, Mr. Lipstein would receive a monthly salary of $9,500, a monthly automobile allowance of $500 and reimbursement of certain expenses to be incurred by him on behalf of the Company, and (b) at such time, if any, as the Company receives the proceeds from the next sale of its equity and debt securities, with gross proceeds of not less than $2,500,000 (including, for these purposes, any exercise of its outstanding warrants held by investors in the Company), Mr. Lipstein's salary would be increased to $300,000 per year, his monthly car allowance would be increased to $600, long term care insurance would be provided, with premiums not to exceed $2,100 per year, medical and dental insurance would be provided, life insurance would be provided with premiums not to exceed $3,200 per year, and a fully vested stock option or warrant would be issued to him to purchase up to 275,000 shares of the Company's common stock during a five (5) year term at an exercise price equal to the closing price of the Company's common stock on the day prior to the day of grant. Additionally, Mr. Lipstein would be entitled to receive an additional stock option or warrant with a five (5) year term to purchase up to an additional 225,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the day prior to the day of grant, the right to purchase such shares vesting on the date that the Company opens its tenth radiation cancer treatment center, as long as Mr. Lipstein is then employed by the Company. Further, Mr. Lipstein would also be entitled to an annual bonus as determined by a compensation committee of the Board of Directors. Lastly, if Mr. Lipstein's employment as President and Chief Executive Officer is terminated by the Company without cause after the Company has consummated an additional financing with gross proceeds of not less than $7,500,000, the Company would pay Mr. Lipstein, as severance compensation, a lump sum in an amount equal to 2.99 times his annual salary. The proposed employment agreement would have a two year term.

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

         Mr. Lipstein also informed the Former Directors that he recommended Steven Katz, PhD, to fill one of the other vacancies in the Board of Directors resulting from the resignations of the Former Directors. As consideration for Dr. Katz accepting such appointment to the Company's Board, it was suggested by Mr. Lipstein that Dr. Katz receive an annual fee of $10,000 (payable monthly) and a fully vested option or warrant to purchase up to 25,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the day prior to the date of grant, during the five
(5) year term of such option or warrant (the "Katz Proposal").

         It was also suggested by Mr. Lipstein to the Former Directors that certain amendments to the Executive Employment Agreements between the Company and Theodore B. Shapiro (the "Shapiro Agreement") and between Premier P.E.T. Imaging International, Inc. (a wholly owned subsidiary of the Company) and Stephen A. Schulman, M.D. (the "Schulman Agreement") be consummated to reflect changes in their officerships and waivers of their right to past and future compensation (with certain limited exceptions) and that Robert L. Blessey, Esq., the Company's General Counsel, further defer payment of $272,025 of outstanding legal fees to him.

         Given the Company's need for additional capital, the Former Directors agreed to resign as members of the Company's Board of Directors, Messrs. Shapiro and Schulman agreed to enter into amendments to their Executive Employment Agreements with the Company and Premier P.E.T. Imaging International, Inc., respectively, and Robert L. Blessey, Esq. agreed to further defer the payment of outstanding legal fees due to him. In addition, the Former Directors adopted Resolutions at the Special Meeting approving the appointment of Ron Lipstein as the Company's President and Chief Executive Officer, the appointment of Mr. Lipstein and Dr. Steven Katz as members of the Company's Board of Directors to fill the vacancies created by such resignations (and the right of such placement agent to designate a third member of the Company's Board of Directors in the future), the consummation of the Release Agreements, the approval of the Lipstein Employment Proposal and the Katz Proposal, and the issuance of a one year promissory note to Robert L. Blessey, Esq. for unpaid legal fees due to him by the Company (with certain mandatory prepayments prior to the one year maturity date thereof), all of which Resolutions were subject to and conditioned upon the to-be-appointed new Board of Directors (the "Successor Board of Directors") approving all of such transactions at a subsequent Special Meeting of the Board of Directors of the Company and entering into all of such agreements with respect to such contemplated transactions.

         On July 2, 2007, the Successor Board of Directors convened a Special Meeting of the Company's Board of Directors at which the following was agreed to by the Board:

         (a) Resignations of the Former Directors as members of the Company's Board of Directors were accepted;

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

         (b) That the Company and Ron Lipstein enter into an Executive Employment Agreement with Mr. Lipstein as the Company's President and Chief Executive Officer, such agreement to include the terms of and otherwise be consistent with the Lipstein Employment Proposal;

         (c) That the Company compensate Dr. Katz for his service as a member of the Company's Board of Directors on the terms set forth in the Katz Proposal;

         (d) That the Company ratify the amendment to the Executive Employment Agreement between it and Theodore B. Shapiro pursuant to which Mr. Shapiro serves as Vice President of the Company during a term expiring on June 30, 2010 (subject to termination by Mr. Shapiro, without cause, upon thirty (30) days notice), waives all right to past and future salary, bonuses, severance compensation, and incentive common stock purchase warrants due to him or to which he may be entitled (excluding any of such warrants previously issued to him or his affiliates), waives all demand registration rights previously granted to him or his affiliates, and continues to receive certain medical insurance and expense reimbursements during the term of such amended agreement;

         (e) That the Company ratify the amendment to the Executive Employment Agreement between Premier P.E.T. Imaging International, Inc. ("Premier") and Dr. Stephen A. Schulman pursuant to which Dr. Schulman serves as Vice President of Premier during a term expiring on June 30, 2010 (subject to termination by Dr. Schulman, without cause, upon thirty (30) days notice), waives all right to past and future salary, bonuses, severance compensation, and incentive common stock purchase warrants due to him or to which he may be entitled (excluding any of such warrants previously issued to him or his affiliates), waives all demand registration rights previously granted to him or his affiliates, and continues to receive certain medical insurance and expense reimbursements during the term of such amended agreement;

         (f)      That the Company issue to Robert L. Blessey, Esq. a promissory note in the principal amount of $272,025, payable June 30, 2008, subject to mandatory prepayment from the proceeds of certain financings as specified in such note; and

         (g) That the Company ratify the consummation of the mutual release and covenant not to sue agreement with each of the Former Directors providing for the exchange of general releases between the Company and such Former Directors and otherwise in accordance with such agreement as approved by outside counsel to the Company; and

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

         (h) That Joseph Stevens & Company, Inc. be granted the right to nominate a person for appointment to the Company's Board of Directors to fill one of the vacancies resulting from the resignations of the Former Directors.

         Following the conclusion of such Special Meeting of the Board of Directors, all of the conditions to the effectiveness of the management restructuring as described in this Report were satisfied and complied with and, as a consequence thereof, the management restructuring became effective on July 2, 2007.

Item 5.01   Changes in Control of Registrant

         The disclosures contained in Item 1.01 of this Report with respect to the reconstitution of the Company's Board of Directors are incorporated herein by reference thereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         The disclosures contained in Item 1.01 of this Report as to the reconstitution of the Board of Directors of the Company and the appointment of a new President and Chief Executive Officer of the Company are incorporated herein by reference thereto.

Item 9.01   Financial Statements and Exhibits

         (c)      Exhibits

                  10.01 Amendment dated July 2, 2007 to the Executive Employment Agreement dated May 25, 2001, as amended, between The Sagemark Companies Ltd. and Theodore B. Shapiro

                  10.02 Amendment dated July 2, 2007 to the Executive Employment Agreement dated May 21, 2001, as amended, between Premier P.E.T. Imaging International, Inc. and Dr. Stephen A. Schulman

                  10.03 Mutual Release and Covenant Not to Sue dated July 2, 2007 between The Sagemark Companies Ltd. and Theodore
                           B. Shapiro

                  10.04 Mutual Release and Covenant Not to Sue dated July 2, 2007 between The Sagemark Companies Ltd. and Dr. Stephen A. Schulman

                  10.05 Mutual Release and Covenant Not to Sue dated July 2, 2007 between The Sagemark Companies Ltd. and Edward
                           D. Bright

                  10.06 Mutual Release and Covenant Not to Sue dated July 2, 2007 between The Sagemark Companies Ltd. and Robert
                           L. Blessey, Esq.

                  10.07 Promissory Note of The Sagemark Companies Ltd. to Robert L. Blessey, Esq. dated July 2, 2007


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

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE SAGEMARK COMPANIES LTD.

                                       By: /s/ RON LIPSTEIN
                                           -------------------------------------
                                           Ron Lipstein, President and
                                           Chief Executive Officer

Date: July 9, 2007


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This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

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